                                                                   EXHIBIT 10.22


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                      ADVERTISING AND PROMOTION AGREEMENT

     This Advertising and Promotion Agreement (this "Agreement") is entered into
                                                     ---------
as of March 25, 1999 (the "Effective Date") between Yahoo! Inc., a California
                           --------------
corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("Yahoo") and Green Mountain Energy Resources, L.L.C., a Delaware limited
 -------
liability corporation with offices at 55 Green Mountain Drive, South Burlington, VT 05407-2206 ("Green Mountain").

     In consideration of the mutual promises contained in this Agreement, Yahoo and Green Mountain hereby agree as follows:

1.   Definitions.
     -----------
     The following terms are used in this Agreement with the respective meanings set forth below:

     "Green Mountain Banner" shall mean an advertising promotion substantially
      ---------------------
similar in form as that set forth on Exhibit A that: (a) promotes Green Mountain
                                     ---------
energy services, (b) has dimensions no larger than 468 pixels wide by 60 pixels high, (c) does not have "looped" animation, (d) does not have any animation longer than six seconds, (e) has a file size no greater than 12K, and (f) will permit users to navigate directly to a Page on the Green Mountain Site relating to consumer energy services. Yahoo may modify these specifications in its discretion provided that such modification applies to Premier Merchants generally and does not have a material adverse impact on Green Mountain.

     "Green Mountain Button" shall mean a link substantially similar in form as
      ---------------------
that set forth on Exhibit A that: (a) contains a Green Mountain graphic or logo
                  ---------
and has dimensions no larger than 88 pixels wide by 31 pixels high and promotes Green Mountain energy services, (b) does not contain animation, (c) has a file size no greater than 2K, and (d) will permit users to navigate directly to a Page on the Green Mountain Site relating to consumer energy services. Yahoo may modify these specifications in its discretion provided that such modification applies to Premier Merchants generally and does not have a material adverse impact on Green Mountain.

     "Green Mountain E-Mail" shall mean an e-mail message promoting consumer
      ---------------------
energy services that: (a) is in HTML format (or text format if sent to email addresses outside of the Yahoo Mail service), (b) has a file size no greater than 30K, (c) does not have "looped" animation, (d) does not have any animation longer than six seconds, (e) does not contain Java, JavaScript, frames, ActiveX, dynamic HTML or background colors and (f) will permit users to navigate directly to a Page on the Green Mountain Site relating to consumer energy services.
Yahoo may modify these specifications in its discretion provided that such modification applies to Premier Merchants generally and does not have a material adverse impact on Green Mountain.

     "Green Mountain Link" shall mean any link placed by Yahoo under this
      -------------------
Agreement, including, without limitation, the Green Mountain Banner and Green Mountain Button. For clarity, each Green Mountain Link shall be provided as indicated in this Agreement on a rotating basis with promotions of similarly situated third party advertisers (i.e., no Green Mountain Link shall be permanently placed on any Page).

     "Green Mountain Site" shall mean the web site owned by Green Mountain
      -------------------
currently located at www.greenmountain.com.

     "Launch Date" shall mean the date no later than May 1, on which Yahoo
      -----------
activates a Green Mountain Link or delivers a Green Mountain E-Mail.

     "Page" means any World Wide Web page (or, for online media other than Web
      ----
sites, the equivalent unit of the relevant protocol).

     "Page View" shall mean a user's request for a Page as measured by Yahoo's
      ---------
advertiser reporting system and in a manner generally applicable to Yahoo's Premier Merchants.

     "Premier Merchant" shall have the meaning ascribed to such term in Section
      ----------------
10.3.

     "Term" shall mean the period beginning on the Launch Date and continuing
      ----
for a period of twelve (12) months.

     "Yahoo Mail Page" shall mean the home page of Yahoo's principal U.S. based
      ---------------
e-mail service currently located at http://mail.yahoo.com or any successor url.
                                    ---------------------

     "Yahoo Main Site" shall mean Yahoo's principal U.S. based directory to the
      ---------------
World Wide Web currently located at http://www.yahoo.com or any successor url.
                                    --------------------

     "Yahoo Properties" shall mean any Yahoo branded or co-branded media
      ----------------
properties, including, without limitation, Internet guides, that are developed in whole or in part by Yahoo or its affiliates.


2.   Green Mountain Banner.
     ---------------------

     2.1 Yahoo shall provide the Green Mountain Banner throughout the Yahoo Properties, on a rotating basis until its Page View obligations are met, to individuals whose Yahoo registration information indicates that they are over the age of twenty-four and reside in California, Pennsylvania or New Jersey; provided that Yahoo shall further define those individuals to which the Green Mountain Banner shall be displayed as residing in electric utility deregulated areas in California, Pennsylvania or New Jersey on a zip code basis, if technically feasible upon reasonable commercial efforts and, if not, on a DMA basis if technically feasible upon reasonable commercial efforts. Yahoo acknowledges that banners rotating throughout the Yahoo Properties generally appear "above the fold" although Yahoo makes no guarantee with respect to the Green Mountain Banner's placement on any particular Page of the Yahoo Properties.

3.   Green Mountain Button.
     ---------------------

     3.1 Yahoo shall provide the Green Mountain Button on the Yahoo Mail Page, on a rotating basis until its Page View obligations are met, to individuals whose Yahoo registration information indicates that they are over the age of twenty-four and reside in California, Pennsylvania or New Jersey; provided that Yahoo shall further define those individuals to which the Green Mountain Button shall be displayed as residing in electric utility deregulated areas in California, Pennsylvania or New Jersey on a zip code basis, if technically feasible upon reasonable commercial efforts, and, if not, on a DMA basis if technically feasible upon reasonable commercial efforts. Yahoo acknowledges that merchant buttons appearing on the Yahoo Properties generally appear "above the fold" although Yahoo makes no guarantee with respect to the Green Mountain Button's placement on the Yahoo Mail Page.

4.   Green Mountain E-Mail.
     ---------------------

     4.1 Yahoo shall deliver the Green Mountain E-Mail to: (i) *** registered users of Yahoo's U.S. based email service, Yahoo Mail, that have indicated during the registration process for such service (x) a willingness to receive promotional solicitations via Yahoo Mail and
          (y) that they are *** and reside in California, Pennsylvania or New Jersey (provided that Yahoo shall further define those individuals to which the Green Mountain E-Mail shall be delivered as residing in electric utility deregulated areas in California, Pennsylvania or New Jersey on a zip code basis if technically feasible upon reasonable commercial efforts, and, if not, on a DMA basis if technically feasible upon reasonable commercial efforts); and (ii) to each Yahoo Mail user that clicks-through the Green Mountain Button (for clarity, the e-mails delivered pursuant to this clause (ii) shall not count against the number of e-mails that Yahoo shall deliver pursuant to clause (i) of this Section 4.1). The text of the Green Mountain E-Mail in either case shall be provided by Green Mountain and shall be subject to Yahoo's approval and consistent with Yahoo's policies and guidelines for such messages. Yahoo shall use reasonable commercial efforts to ensure that no more than one (1) Green Mountain E-Mail referenced in clause (i) of this Section 4.1 is delivered to a Yahoo Mail user during each four (4) month period of the Term. In addition, Yahoo agrees to not send such Green Mountain E-Mail to any individual identified by Green Mountain as a current Green Mountain customer.

5.   Implementation.
     --------------

     5.1 Subject to the provisions of this Agreement, Yahoo will be solely responsible for the user interface and placement of the Green Mountain Links and Green Mountain shall be solely responsible for and shall provide Yahoo with all artwork and design elements of the Green Mountain Links.

     5.2 Green Mountain shall promptly provide Yahoo all URLs, URL formats (as applicable), content, and other materials necessary for Yahoo to provide the Green Mountain Links. All content and material contained in the Green Mountain Links are subject to Yahoo's approval and must comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, consumer protection laws and rules and regulations governing product claims,

***Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

          truth in labeling, and false advertising.

     5.3 Green Mountain hereby grants to Yahoo a non-exclusive, worldwide, fully paid license to use, reproduce and display the Green Mountain name and logo (i) to indicate the location of the Green Mountain Links as set forth herein and (ii) in connection with the marketing and promotion of Green Mountain in the Yahoo Properties.

     5.4 In no event shall any Page on the Green Mountain Site to which users click-through directly from any Green Mountain Link, contain graphic or textual hyperlinks, banner advertisements or promotions of any Yahoo competitors, including, but not limited to: ***

     5.5 Green Mountain shall place a Yahoo graphic link on those Pages of the Green Mountain Site to which users click-through directly from any Green Mountain Link. Such Yahoo graphic link shall (a) be placed in a manner approved by Yahoo (b) contain the Yahoo name and logo as provided by Yahoo and (c) directly link the user back to the Page on the Yahoo Properties from which the User originated.

     5.6 The Green Mountain Site shall comply with the scale, speed and performance requirements mutually agreed upon by the parties but in no event less than that which is reasonably equivalent (taking into account volume differences) to the Yahoo Main Site.

6.   Rights of First Presentation.
     ----------------------------

     6.1 Within *** prior to the expiration of the Term, Yahoo will provide written notice to Green Mountain in the event that Yahoo, at its sole discretion, elects to extend this advertising and promotion program. Yahoo shall describe Yahoo's reasonable business requirements for the extension in its written notice to Green Mountain. The parties will use good-faith efforts to negotiate and execute a written extension to this Agreement under reasonable terms and conditions. If Green Mountain declines to commence negotiations with Yahoo within *** after receiving such written notice from Yahoo, or if the parties fail to reach agreement within *** following the commencement of good faith negotiations (or such later date as is agreed by the parties), Yahoo may offer the opportunity to any third party. Under no circumstances shall the foregoing right of first presentation be deemed to restrict Yahoo's ability to extend other merchant positions in relating to this advertising and promotion program to third parties.

     6.2 This advertising and promotion program is designed to apply to residents of California, Pennsylvania and New Jersey. As Green Mountain energy services become available in additional states, Green Mountain shall have the right of first presentation to extend this advertising and promotion program to include such new states on terms mutually agreed upon by the parties. For clarity, such an extension shall include advertising and promotions similar in scope and placement to those


***Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

          described herein, at prices to be determined by the parties at the time of such extension.

7.   Page Views.
     ----------

     7.1 With respect to the Green Mountain Banners and Buttons, Yahoo shall deliver no less than *** Page Views. Yahoo shall use commercially reasonable efforts to ensure that such Page Views are delivered evenly to unique users in accordance with Yahoo's standard advertising delivery system procedures.

     7.2 Yahoo will use reasonable commercial efforts to deliver such Page Views as follows: *** Page Views of the Green Mountain Banner; and *** Page Views of the Green Mountain Button. Further, Yahoo shall use reasonable commercial efforts to ensure that the Page Views of the Green Mountain Banner referenced in this Section 7.2 are allocated approximately as follows: nineteen (19%) percent to New Jersey residents, thirty-six percent (36%) to Pennsylvania residents, and forty-five percent (45%) to California residents (in each case as such residents are further defined in Section 3.1); provided that if deregulation on acceptable terms in New Jersey is delayed by more than one month, on 30 days notice Yahoo shall shift a commensurate amount of Green Mountain Banners to California and Pennsylvania subject to availability. Notwithstanding anything to the contrary on this Section 7.2, Yahoo's Page View obligations are with respect to the program as a whole as set forth in Section 7.1 and Yahoo shall not be in breach of this Agreement for failure to deliver the number of Page Views in either of the specific areas set forth in this Section 7.2.

     7.3 In the event that Yahoo fails to deliver the number of Page Views referred to in Section 7.1 above by the expiration of the Term, Yahoo will "make good" the shortfall by extending its obligations under Sections 2 and 3 in the areas of the Yahoo Main Site set forth therein (or similar inventory) beyond the end of the Term until such Yahoo Page View obligation is satisfied, provided that such obligation shall be satisfied within six months from the end of the Term. The provisions set forth in this Section 7.3 set forth the entire liability of Yahoo, and Green Mountain's sole remedy, for Yahoo's breach of its Page View obligations set forth in this Section 7.

     7.4 Yahoo will treat Green Mountain on a basis reasonably equivalent to its other Premier Merchants in terms of placement of Green Mountain Banners and Buttons on the Yahoo Properties and location on specific pages, taking into account the unique characteristics of this program. Throughout the Term, the parties shall discuss in good faith mutually beneficial adjustments to this advertising and promotion program, subject in all cases to Yahoo's available advertising inventory.


***Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

     7.5 Yahoo shall provide Green Mountain access twenty-four hours a day, seven days a week, to an electronic database (updated on a monthly basis) that describes Yahoo's calculation of the Page Views.

8.   Compensation
     ------------

     8.1  Slotting Fee.  In consideration of Yahoo's performance and obligations
          ------------
          as set forth herein, Green Mountain will pay Yahoo a non-refundable slotting fee equal to six million nine thousand dollars ($6,009,000). Such fee shall be payable as follows: (i) *** on the Effective Date which shall be designated as a set up fee for design, consultation, development, implementation and placement of the Green Mountain Links;
          (ii) *** no less than seven days prior to the Launch Date, (iii) *** ninety days after the Launch Date; (iv) *** one hundred eighty days after the Launch Date; and (v) *** two hundred seventy days after the Launch Date.

     8.2  Referral Fee.  In addition to the compensation described in Section
          ------------
          8.1 above, Green Mountain shall pay Yahoo a quarterly referral fee equal to *** for each new energy services account opened through the promotions provided by Yahoo under this Agreement (the "Referral Fee"). Such payments shall be made within ten (10) days of the end of the calendar quarter for which such payments apply. Under no circumstances, however, shall the Referral Fee exceed a total of four hundred thousand dollars ($400,000) for the Term. For purposes of this
          Section 8.2, the first calendar quarter of the Term shall be deemed to be begin as of the Effective Date and end as of June 30, 1999.

     8.3  Payment Information.  All payments herein are non-refundable and non-
          -------------------
          creditable and shall be made by Green Mountain via wire transfer or ACH electronic payment into Yahoo's main account pursuant (if by wire transfer) to the wire transfer instructions set forth on Exhibit B.
                                                                   ---------

     8.4  Late Payments.  Any portion of the above payments which has not been
          -------------
          paid to Yahoo within ten (10) days of the dates set forth above shall bear interest at the lesser of (i) one percent (1%) per month or (ii) the maximum amount allowed by law. Notwithstanding the foregoing, any failure by Green Mountain to make the payments specified in Sections
          8.1 and 8.2 on the dates set forth therein shall constitute a material breach of this Agreement.

9.   Termination.
     -----------
     9.1  Term.  This Agreement shall commence upon the Effective Date and,
          ----
          unless terminated as provided herein, shall remain in effect for the Term.

     9.2  Termination by Either Party with Cause.  This Agreement may be
          --------------------------------------
          terminated at any time

***Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

          by either party: (i) immediately upon written notice if the other party: (a) files a petition in bankruptcy; or (b) makes an assignment for the benefit of its creditors; or (ii) thirty (30) days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect (ten
          (10) days in the case of a failure to pay), which breach is not remedied within such notice period. In the event that Yahoo provides a notice of termination under clause (ii) above, Yahoo shall have the right to suspend its performance under this Agreement for the notice period unless and until the breach is fully remedied by Green Mountain prior to the expiration of the notice period.

     9.3  Survival.  The provisions of Sections 7.3, 8, 10-14, and this 9.3
          --------
          shall survive expiration or termination of this Agreement.

10.  Confidential Information, Publicity, Premier Merchant Status.
     ------------------------------------------------------------

     10.1 Terms and Conditions.  The terms and conditions of this Agreement, all
          --------------------
          discussions pertaining to or leading to this Agreement, and all information disclosed pursuant to this Agreement shall be considered confidential and the parties acknowledge and agree to the terms of the Mutual Nondisclosure Agreement attached hereto as Exhibit C with
                                                            ---------
          respect to the use and disclosure of such confidential information. Neither party shall make any public announcement regarding the existence of this Agreement without the other party's prior written approval and consent, unless required by law or government regulation but even then only after reasonable notice to the other party.

     10.2 Publicity.  Any and all publicity relating to this Agreement and
          ---------
          subsequent transactions between Yahoo and Green Mountain and the method of its release shall be approved in advance of the release by both Yahoo and Green Mountain.

     10.3 Premier Merchant Status.  This advertising and promotion program
          -----------------------
          shall be deemed one of Yahoo's "Premier Merchant" programs, a designation available only to Yahoo's largest marketing partners (a "Premier Merchant"). As such, an Account Manager in Yahoo's business development group shall be responsible for managing this relationship. Further, subject to Section 10.2, the parties shall be permitted to publicly refer to this relationship as a "Premier Merchant" relationship and to Green Mountain as Yahoo's "Premier Merchant" for consumer energy. Additionally, Green Mountain shall have access to data and information typically available to Yahoo's "Premier Merchants."

     10.4 User Data.  All information and data provided to Yahoo by users of the
          ---------
          Yahoo Properties or otherwise collected by Yahoo relating to user activity on the Yahoo Properties shall be retained by and owned solely by Yahoo.

     10.5 Privacy of User Information.  Green Mountain shall ensure that all
          ---------------------------
          information provided by users of the Green Mountain Site is maintained, accessed and transmitted in a secure environment and in compliance with security specifications employed through the use of SSL or similarly appropriate technology. Green Mountain shall provide a link to its policy regarding the protection of user data on those pages of the Green Mountain Site where the user is requested to provide personal or financial information.

11.  Indemnification.
     ---------------

     11.1 Green Mountain, at its own expense, will indemnify, defend and hold harmless Yahoo and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo based on or arising from a claim any Green Mountain trademark, service mark or other Green Mountain brand feature, any material, product or service produced, distributed, offered or provided by Green Mountain, or any material presented on the Green Mountain Site, infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party, is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation, or that otherwise violates any rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, or has otherwise resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any third party; provided, however, that in any such case: (x) Yahoo provides Green Mountain with prompt notice of any such claim; (y) Yahoo permits Green Mountain to assume and control the defense of such action upon Green Mountain's written notice to Yahoo of its intention to indemnify; and (z) upon Green Mountain's written request, and at no expense to Yahoo, Yahoo will provide to Green Mountain all available information and assistance necessary for Green Mountain to defend such claim. Green Mountain will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to Yahoo, without Yahoo's prior written consent, which shall not unreasonably be withheld. Green Mountain will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo in connection with or arising from any such claim, suit, action or proceeding.

     11.2 Yahoo, at its own expense, will indemnify, defend and hold harmless Green Mountain and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Green Mountain based on or arising from a claim that ***; provided, however, that in any such case: (x) Green Mountain provides Yahoo with prompt notice of any such claim; (y) Green Mountain permits Yahoo to assume and control the defense of such action *** and (z) upon Yahoo's written request, *** Green Mountain, Green Mountain will provide to Yahoo all available information and assistance necessary for Yahoo to defend such claim. Yahoo will not enter into any settlement or compromise of any such claim, which settlement or compromise


***Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

          would result in any liability to Green Mountain, without Green Mountain's prior written consent, which shall not unreasonably be withheld. Yahoo will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Green Mountain in connection with or arising from any such claim, suit, action or proceeding.

12.  Limitation of Liability.
     -----------------------

     12.1 EXCEPT AS PROVIDED IN SECTION 11, UNDER NO CIRCUMSTANCES SHALL GREEN MOUNTAIN, YAHOO, OR ANY OF THEIR RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

13.  Insurance.
     ---------

     13.1 Green Mountain agrees that it will maintain insurance with a carrier that is reasonably acceptable to Yahoo and with coverage for commercial general liability and errors and omissions of at least one million dollars per occurrence. Green Mountain will name Yahoo as an additional insured on such insurance and will provide evidence of such insurance to Yahoo within ten (10) days of the Effective Date. Such insurance policy shall not be cancelled or modified without Yahoo's prior written consent.

14.  General Provisions.
     ------------------

     14.1 Independent Contractors.  It is the intention of Yahoo and Green
          -----------------------
          Mountain that Yahoo and Green Mountain are, and shall be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between Yahoo and Green Mountain.

     14.2 Entire Agreement.  This Agreement, together with all Exhibits hereto,
          ----------------
          represents the entire agreement between Yahoo and Green Mountain with respect to the subject matter hereof and thereof and shall supersede all prior agreements and communications of the parties, oral or written, including without limitation the Letter of Intent executed on or about March 16, 1999, between Yahoo and Green Mountain.

     14.3 Amendment and Waiver.  No amendment to, or waiver of, any provision
          --------------------
          of this Agreement shall be effective unless in writing and signed by both parties. The waiver by any party of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

     14.4 Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
          accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

     14.5 Successors and Assigns.  Neither party shall assign its rights or
          ----------------------
          obligations under this Agreement without the prior written consent of the other party, which shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement to an entity who acquires substantially all of the stock or assets of a party to this Agreement; provided that consent will be required in the event that the non-assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a direct competitor of the non-assigning party. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

     14.6 Force Majeure.  Neither party shall be liable for failure to perform
          -------------
          or delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party; provided that the other party may suspend performance during such period.

     14.7 Notices. All notices, requests and other communications called for
          -------
          by this agreement shall be deemed to have been given immediately if made by facsimile or Electronic mail (confirmed by concurrent written notice sent via overnight courier for delivery by the next business day), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051,
          Fax: (408) 731-3301 Attention: Vice President (e-mail: ellen@yahoo-inc.com), with a copy to its General Counsel (e-mail: jplace@yahoo-inc.com), and if to Green Mountain at the physical and Electronic mail addresses set forth on the signature page of this Agreement with a copy to its General Counsel (email: zamore@greenmountain.com), or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

     14.8 Severability.  If any provision of this Agreement is held to be
          ------------
          invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     14.9 Sole Responsibility. Green Mountain will remain solely responsible
          -------------------
          for the operation of the Green Mountain Site, and Yahoo will remain solely responsible for the operation of the Yahoo Properties. Each party: (a) acknowledges that the Green Mountain Site and the Yahoo Properties may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control; and (b) subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective Internet-based service.

     14.10  Counterparts.  This Agreement may be executed in two counterparts,
            ------------
            both of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

     14.11  Authority.  Each of Yahoo and Green Mountain represents and
            ---------
            warrants that the negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.

     14.12  Attorneys Fees.  The prevailing party in any action to enforce this
            --------------
            Agreement shall be entitled to reimbursement of its expenses, including reasonable attorneys' fees.

                            [Signature page follows]

     This Advertising and Promotion Agreement has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.


YAHOO! INC.                             GREEN MOUNTAIN ENERGY RESOURCES, L.L.C.

By:  /s/ Ellen Siminoff                 By:  /s/ Kevin W. Hartley

Name:  Ellen Siminoff                   Name:  Kevin W. Hartley

Title: Vice President, Business         Title: Chief Marketing Officer
       Development

Attn: VP, Business Development
3420 Central Expressway
Santa Clara, CA 95051
Tel.: (408) 731-3300                    Tel:  802.846.6130
Fax:  (408) 731-3302                    Fax:  802.846.6102
e-mail:  ellen@yahoo-inc.com            e-mail:  hartley@greenmountain.com

                                   EXHIBIT A

                    [Screen Shots of Green Mountain Links]

                                   EXHIBIT B

                           Wire Transfer Instructions


Yahoo's Bank Information:


Institution Name:            ***

Institution Address:         ***

ABA:                         ***

Beneficiary Name:            Yahoo! Inc.

Beneficiary Account Number:  ***



***Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


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                                   EXHIBIT C

                      MUTUAL NONDISCLOSURE AGREEMENT TERMS



     1. "Confidential Information" is that confidential, proprietary, and trade secret information being disclosed by the disclosing party pursuant to this Agreement.

     2. Except as set forth in this Section 2, all Confidential Information shall be in tangible form and shall be marked as Confidential or proprietary information of the disclosing party. If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and confirmed in a writing to the recipient within thirty (30) days of such disclosure.

     3. Each of the parties agrees that it will not make use of, disseminate, or in any way disclose any Confidential Information of the other party to any person, firm or business, except to the extent necessary for negotiations, discussions, and consultations with personnel or authorized representatives of the other party and any purpose the other party may hereafter authorize in writing. Each of the parties agrees that it shall disclose Confidential Information of the other party only to those of its employees who need to know such information and who have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement.

     4. There shall be no liability for disclosure or use of Confidential Information which is (a) in the public domain through no fault of the receiving party (b) rightfully received from a third party without any obligation of confidentiality, (c) rightfully known to the receiving party without any limitation on use or disclosure prior to its receipt from the disclosing party,
(d) independently developed by the receiving party (e) generally made available to third parties without any restriction on disclosure, or (f) communicated in response to a valid order by a court or other governmental body, as otherwise required by law or governmental regulation, or as necessary to establish the rights of either party under this Agreement (provided that the party so disclosing has provided the other party with a reasonable opportunity to seek protective legal treatment for such Confidential Information).

      5. "Residual Information" shall mean any Confidential Information of the disclosing party which may be retained in intangible form in the minds of those individuals of the receiving party who have had proper access to such Confidential Information. Notwithstanding anything else in this Agreement, the receiving party shall be free to use any Residual Information for any purpose whatsoever, including, without limitation, the development of its own products, or business, provided that such party shall not be entitled to disclose Residual Information to any third parties unless such disclosure is in the course of, or as part of, any disclosure of its own products or business or their development.

      6. Each of the parties agrees that it shall treat all Confidential Information of the other party with the same degree of care as it accords to its own Confidential Information, and
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each of the parties represents that it exercises reasonable care to protect its own Confidential Information.

      7. Each of the parties agrees that it will not modify, reverse engineer, decompile, create other works from, or disassemble any software programs contained in the Confidential Information of the other party unless otherwise specified in writing by the disclosing party.

      8. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to one party by the other, and which are designated in writing to be the property of such party, shall remain the property of such party and shall be returned to it promptly at its request, together with any copies thereof.

      9. This Agreement shall govern all communications between the parties that are made during the period from the effective date of this Agreement to the date on which either party receives from the other written notice that subsequent communications shall not be so governed, provided, however, that each party's obligations under Sections 2 and 3 with respect to Confidential Information of the other party which it has previously received shall continue unless and until such Confidential Information falls within Sections 4 or 5. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party. Neither party acquires any licenses under any intellectual property rights of the other party under this Agreement.